Bank of America(logo)
                                                   100 North Tryon Street
                                                   Charlotte, NC 28255

                                                   Tel 704.386.5000

Pricing Supplement No. 0254 Dated April 26, 2000         Rule 424(b)(2)
(To Prospectus dated May 21, 1998 and                   File number: 333-51367
Prospectus Supplement dated November 16, 1998)

Seniord Medium-Term Notes, Series H


Principal Amount:                                 $  30,000,000.00
Issue Price:                      100.000%        $  30,000,000.00
Commission or Discount:            .04314%        $      12,942.00
Proceeds to Corporation:         99.95686%        $  29,987,058.00

Agent:                   Paine Webber Incorporated, as Principal

Original Issue Date:     May 2, 2000

Stated Maturity Date:    May 2, 2005

Cusip #:                 06050MAP2

Form:                    Book-entry only

Interest Rate:           Floating

Daycount Convention:     Actual/360

Base rate:               LIBOR Telerate Page 3750

Index maturity:          90 days

Spread:                  + 20.0 bps

Initial Interest Rate:   6.59125%

Interest Reset Period:   Quarterly, commencing on August 2, 2000

Interest Reset Dates:    February 2nd, May 2nd, August 2nd and
                         November 2nd, commencing on August 2, 2000

Interest Determination
  Date:                  Two London banking days preceding the Interest
                         Reset Date

Interest Payment Dates:  February 2nd, May 2nd, August 2nd, and
                         November 2nd, commencing on August 2, 2000

May the Notes be redeemed by the corporation prior
 to maturity?                                                 No

May the notes be repaid prior to maturity at the option of the
 holder?                                                      No

Discount Note?                                                No